Exhibit 99.1

FOR IMMEDIATE RELEASE

INOGEN ANNOUNCES CFO TRANSITION PLAN

– Names Mike Sergesketter as Interim Chief Financial Officer–

Goleta, CA – December 13, 2021 – Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Mike Sergesketter as Interim Chief Financial Officer, effective immediately. Mr. Sergesketter most recently served as CFO of Kimball Electronics, Inc. where he was instrumental in helping to develop and execute the company’s globalization strategy while also building a robust finance function designed to support the company’s growth. He succeeds Alison Bauerlein who will be staying with the Company in a transitional finance role through the first quarter of 2022. The Company has retained a leading executive search firm to help with the search for a permanent replacement.

Nabil Shabshab, President and Chief Executive Officer of Inogen, said, “The changes we have made to our executive team support our continued strategic evolution and our goal of transforming Inogen into a more prominent player in respiratory care. I’m confident Mike’s strong experience in finance, strategic manufacturing and M&A, as well as his global perspective, will be a tremendous asset as we continue to execute against our plans. I am grateful for the time and collaboration I have had with Ali and want to thank her for her many contributions as a key member of the team that launched and grew Inogen. I wish her well in her future endeavors.”

Ms. Bauerlein added, “It has been an honor to work with such an exceptional and committed team over the past 20 years to help improve the lives of patients worldwide. As part of Inogen’s founding team, I am proud of our innovative and market-leading product portfolio, and I look forward to following Inogen’s continued evolution and success.”

Mike Sergesketter Biography

Mr. Sergesketter brings over forty years of finance experience in the manufacturing services industry. He brings expertise working across business functions, including with the CEO and Board of Directors, Audit Committee and Compensation and Governance Committee. As part of his role as the CFO of Kimball Electronics, Inc. following its spin-off in 2014 and through June 2021, Mr. Sergesketter led the transformation of the finance and reporting functions to support the newly formed public company, helping to formulate and execute on the strategy that led to global expansion. During his tenure at Kimball Electronics and its predecessors, Mr. Sergesketter had the responsibility for a number of critical finance functions, including SEC reporting, Treasury, Investor Relations, Tax, Financial Planning & Analysis, Internal Audit while playing a leading role in various M&A transactions in the US and abroad.

About Inogen

We are a medical technology company offering innovative respiratory products for use in the homecare setting. We primarily develop, manufacture and market innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced management and organizational changes, statements concerning or implying Inogen’s future financial performance, trends and opportunities affecting Inogen, and the ability of management personnel to contribute to the  execution of  Inogen’s strategic plans and goals to expand, grow, and transform its business. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals.  In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor and Media Contacts

Bryan Locke, Mike DeGraff, Gabriella Coffey

Inogen-SVC@sardverb.com

(312) 895-4700